Exhibit 99.1

[ANALEX CORPORATION LOGO APPEARS HERE]	NEWS RELEASE
5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel: (703) 329-9400
Fax: (703) 329-8187
www.analex.com	Release: IMMEDIATE
For: ANALEX CORPORATION
(Symbol: NLX)

Contact:	Amber Gordon

(703) 329-9400

ANALEX ANNOUNCES SENIOR MANAGEMENT CHANGE

Alexandria, VA, April 12, 2005 – Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today announced the resignation of Ronald B. Alexander as Senior Vice President and Chief Financial Officer and appointment of Judith Huntzinger as interim CFO.

Sterling Phillips, Chairman and CEO of Analex, indicated that Mr. Alexander submitted his resignation April 7, 2005. “Ron has done an excellent job of building a strong financial infrastructure for Analex and we sincerely appreciate his efforts,” stated Mr. Phillips. “His departure does not reflect in any way on accounting or financial issues in the company.”

Mr. Phillips also stated that the company remains well positioned for strong organic growth as well as continued execution of its acquisition strategy. Analex recently announced the acquisition of ComGlobal Systems, Inc. a leading engineering firm providing secure software development and engineering services to the U.S. Navy.

Ms. Huntzinger has held senior positions in finance and accounting for more than 27 years, with extensive executive management experience in information technology services and defense contracting. Since 1998, she has been an independent provider of financial services including support for initial public offerings, mergers and acquisitions, SEC reporting, financial planning, budget preparation, due diligence, and strategic analysis to improve profitability and shareholder value. She has held the position of Interim CFO with several clients. Previously, Ms. Huntzinger worked with BDM International, Inc. for 17 years, where she served as Corporate Vice President and Controller prior to BDM’s acquisition by TRW. Ms Huntzinger is an experienced financial executive who has worked with Analex, has extensive Federal contractor experience and is known to many of Analex’s directors.

Mr. Phillips commented, “Judy Huntzinger is well acquainted with Analex’s financial operations as a result of working with us as a senior level consultant on key strategic tasks for more than a year. As Analex’s interim CFO, I have confidence in her financial leadership while the CFO search is being conducted.”

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Analex: Announces Management Change	Page 2
April 12, 2005

About Analex

Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. Analex stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-329-9400 x311.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth / consolidation in the government contracting, defense and intelligences arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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